Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	July 30, 2012
BUTLER NATIONAL CORPORATION REPORTS FOURTH QUARTER AND RECORD FISCAL YEAR END FINANCIAL RESULTS AND CONFERENCE CALL

Revenues Increased 17% To $54.4 Million For Fiscal 2012
Net Income Increased 51% To $1.9 Million For Fiscal 2012

[OLATHE, KANSAS] July 30, 2012 - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the fourth quarter fiscal 2012 and year ended April 30, 2012. In conjunction with the release, the Company has scheduled a conference call Wednesday, August 1, 2012 at 9:00 AM Central Daylight Time.

What:  Butler National Corporation Fourth Quarter and Fiscal Year End Results Conference Call

When:  Wednesday, August 1, 2012 - 9:00AM Central Daylight Time

How:  Live via phone by dialing 800-624-7038.  Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corporation, will be leading the call and discussing results of the fourth quarter and fiscal year-end financial results, the status of existing and new business, and an outlook for fiscal 2013.

Historical selected financial data related to all operations:

	Year Ended April 30			Quarter Ended April 30
	(In thousands except per share data)			(In thousands except per share data)
	2012	2011	2010	2012	2011	2010
Net Revenue	$ 54,414	$ 46,335	$ 32,577	$ 14,393	$ 12,913	$ 13,173
Operating Income	5,486	2,828	3,344	1,864	598	1,056
Net Income	1,900	1,259	2,890	765	32	1,510
Total Assets	40,562	32,158	29,566	40,562	32,158	29,566
Long-term Obligations	8,678	4,940	4,305	8,678	4,940	4,305
Stockholders' Equity	22,604	18,025	16,308	22,604	18,025	16,308
Weighted Average Shares – Diluted	56,596	56,109	55,503	57,194	56,109	55,503
Diluted Earnings per Share	0.03	0.02	0.05	0.01	0.00	0.03
New Product Research and Development Cost	1,652	1,652	1,720	444	433	374

Management Comments:

"Fiscal 2012 was a successful year for Butler National Corporation.  We achieved a new record for total revenues and generated the second highest net income in the history of the company.  Our fiscal 2012 revenues increased 17% to $54.4 million compared to $46.3 million in fiscal 2011. The year-over-year increase in revenue reflects additional professional services revenues (up 36%) driven by increased revenues from gaming activities and a decrease in aerospace products revenues (down 9%) attributable to reduced domestic government spending for military support products and the slow growth of the United States economy.

Our fiscal 2012 net income increased 51% to $1.9 million compared to $1.3 million in fiscal 2011. Diluted earnings per share increased 50% to $0.03 compared to $0.02 in fiscal 2011. The growth in net earnings and diluted earnings per share was driven primarily by strong revenue growth and continued progress with our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling general and administrative expenses. Our fiscal 2012 operating margin was 10%, an increase of four percentage points from our margin of 6% in fiscal 2011.

During fiscal 2011, we invested approximately $1.7 million toward the development and acquisition of new products.  We feel this expenditure for the design and development engineering, testing, and certification of new products may stabilize our long-term revenues and enhance our profits.

Due to the continued growth in revenue from our gaming activities, the Securities and Exchange Commission requested changes in our financial statements.  These changes are reflected in the current financial statements reported in the latest 10-K.  We believe these changes have simplified our reporting by grouping our business into two distinct business segments: Professional Services and Aerospace Products.

Professional Services derives its revenues from professional management services in the gaming industry through BNSC and BHCMC, licensed architectural and civil engineering services to the business community through BCS Design and monitoring services to owners and operator of SCADA through BNSI.  Aerospace Products derives it revenues by designing, engineering, manufacturing, installing, servicing and repairing products for classic and current production aircraft.

We are moving confidently into fiscal year 2013, planning to build on our success.  Fiscal year 2012 caps a 5-year run of 30% compounded annual revenue growth for the company.  We are proud to say that Butler National has grown from $14.7 million in revenues in fiscal 2007 to $54.4 million in fiscal 2012.  The growth has been strong in both our Professional Services and Aerospace business segments.  The company has overcome major challenges in the economic environment. We believe we are well positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional services:
Revenues from professional services increased 36% to $37.2 million in fiscal 2012 from $27.4 million in fiscal 2011. The increase in professional services revenues was driven by increased revenues from gaming activities.  Costs increased 7% in fiscal 2012 to $20.3 million compared to $19.0 million in fiscal 2011.  Costs were 55% of segment total revenues in fiscal 2012, as compared to 69% of segment total revenues in fiscal 2011.  Expenses increased 54% in fiscal 2012 to $13.9 million compared to $9.1 million in fiscal 2011.  Expenses were 38% of segment total revenues in fiscal 2012, as compared to 33% of segment total revenues in fiscal 2011.  Operating income from professional services increased to $2.9 million in fiscal 2012 from an operating loss of $728,000 in fiscal 2011.

Aerospace products:
Revenues decreased 9% from $17.1 million in fiscal 2012 compared to $18.9 million in fiscal 2011. This decrease is attributable to reduced domestic government spending for military support products, the anticipation of additional domestic military spending reductions and the slow growth of the United States economy.  Costs decreased 2% in fiscal 2012 to $11.5 million compared to $11.8 million in fiscal 2011.  Costs were 67% of segment total revenues in fiscal 2012, as compared to 62% of segment total revenues in fiscal 2011.  Expenses decreased 14% in fiscal 2012 to $3.1 million compared to $3.6 million in fiscal 2011.  Expenses were 18% of segment total revenues in fiscal 2012, as compared to 19% of segment total revenues in fiscal 2011.  Operating income from professional services decreased to $2.6 million in fiscal 2012 from $3.6 million in fiscal 2011.

Costs related to Professional services and Aerospace products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy.  Expenses related to Professional services and Aerospace products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:
As of April 30, 2012 our backlog totaled approximately $8.8 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  The backlog includes orders to be delivered after fiscal year 2013 in the amount of approximately $870,000.  As of July 6, 2012 our backlog totaled approximately $7.8 million.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Reign Strategy and Investment Group
Lou Albert Rodriguez
lou.albert@reigninvestment.com
www.reigninvestment.com

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com
www.jdcreativeoptions.com

Butler National Corporation Investor Relations

Ph (914) 479-9060 Ph (830) 669-2466 Ph (913) 780-9595
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